Exhibit 99.1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	PEOPLES OHIO FINANCIAL CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors of the Company		1.	Proposal to approve the Agreement and Plan of Merger dated September 28, 2005, and the merger of Peoples Ohio	For ☐	Against ☐	Abstain ☐
Financial Corporation into MainSource
The undersigned hereby appoints Ronald B. Scott, Donald Cooper and			Financial Group, Inc. provided for therein
William J. McGraw, and each of them, attorneys-in-fact and proxies, with full
power of substitution, to vote as designated below all shares of Common Stock of		2.	In their discretion, the Proxies are authorized to vote upon such other
Peoples Ohio Financial Corporation which the undersigned would be entitled to			business as may properly come before the meeting.
vote if personally present at the special meeting of Shareholders to be held on
__________, 2006, at ___:00 ___.m., and at any adjournment thereof.
This proxy is solicited on behalf of the Board of Directors of the
Company. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposal 1.

The undersigned acknowledges receipt from Peoples Ohio Financial
Corporation, prior to the execution of this proxy, of notice of the special meeting.

When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a
Please be sure to sign and date	Date	corporation, please sign in full corporate name by President or other authorized
this Proxy in the box below.		officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign above	Co-holder (if any) sign above

Ç	Detach above card, sign, date and mail in postage paid envelope provided.	Ç

PEOPLES OHIO FINANCIAL CORPORATION

635 South Market Street  •  Troy, Ohio 45373

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.